CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
Cova Financial Life Insurance Company

We consent to the reference to our firm under the caption "Experts" in the statement of additional information and to the use of our report with respect to the financial statements of Cova Financial Life Insurance Company as of December 31, 1996, and for the seven-month period ended December 31, 1995, and the preacquisition five-month period ended May 31, 1995, and the year ended December 31, 1994, dated March 7, 1997, and our report with respect to the financial statements of Cova Variable Annuity Account Five as of December 31, 1996, and for the year then ended and for the period June 19, 1995 (commencement of operations) to December 31, 1995, dated February 13, 1997, in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-34817) of Cova Variable Annuity Account Five.


                                                   /s/ KPMG PEAT MARWICK LLP


Chicago, Illinois
February 10, 1998